Exhibit 99.1
Ames True Temper Reports First Quarter 2009 Results
- Operating income increases $6 million
CAMP HILL, Pennsylvania, February 5, 2009 — ATT Holding Co., parent of Ames True Temper, Inc., reported today the results of Q1 2009 (thirteen week period ended December 27, 2008).
First Quarter 2009 Results
Net sales for Q1 2009 were $92.3 million, a 6.6 percent decrease over $98.8 million in Q1 2008 (thirteen week period ended December 29, 2007). Net loss for Q1 2009 was $10.2 million, compared to a net loss of $3.8 million for Q1 2008. Adjusted EBITDA (which is reconciled to net loss on the attached table) for Q1 2009 was $17.7 million compared to $9.0 million for Q1 2008.
“Our operating profit and adjusted EBITDA increased in Q1 while we experienced very challenging economic times and soft retail demand. Our cost reduction efforts in both manufacturing and SG&A were key to our Q1 year over year gains,” stated President and CEO Duane Greenly.
Borrowings outstanding under our revolving credit facility were $64.6 million at December 27, 2008, an increase of $10.8 million from $53.8 million at December 29, 2007. Availability under our revolving credit facility was $35.0 million at December 27, 2008.
Ames True Temper, Inc. is a global provider of non-powered landscaping products that make work easier for homeowners and professionals.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include the words “may,” “will,” “plans,” “estimates,” “anticipates,” “believes,” “expects,” “intends” and similar expressions. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in its forward-looking statements. These factors, risks and uncertainties include, among others, the following:
* We depend on a small number of customers for a significant portion of our business;
* Our results of operations may be adversely impacted by macroeconomic events;

* Increased reliance on third party suppliers and manufacturers may decrease our ability to meet customer demands;
* If we are unable to obtain raw materials for our products at favorable prices it could adversely impact our operating performance;
* We are subject to risks associated with our foreign operations, especially our operations in China;
* Unseasonable weather could have a negative impact on our business and financial results;
* Our lawn and garden sales are highly seasonal, which could impact our cash flow and operating results;
* Our industry is highly competitive and we may not be able to compete successfully;
* Further consolidation in the retail industry may adversely affect our results of operations;
* A failure to successfully introduce new products could result in a reduction in sales and floor space at retailers that carry our products;
* The products that we manufacture could expose us to product liability claims;
* Our ability to pay our debt or seek alternative financing may be adversely impacted by the other factors listed herein;
* Environmental health and safety laws, ordinances, and regulations impose risks and costs on us;
* We depend on the service of key individuals, the loss of any of which could materially harm our business;
* Unionized employees could strike or participate in a work stoppage; and
* We may be not able to acquire complementary lawn and garden product manufacturers or brands in addition, pursuing or completing acquisitions may negatively impact our operating results, divert management’s attention from operating our core business, and expose us to other risks.
The Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by or described in the forward-looking statements will occur or, if any of them do, what impact they will have on the business, results of operations and financial condition. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.
CONTACT: Dave Nuti, Chief Financial Officer, +1-717-730-2933, investor@amestruetemper.com, for Ames True Temper, Inc.

ATT Holding Co.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 27,	September 27,
	2008	2008
Assets
Current assets:
Cash and cash equivalents	$18,988	$17,159
Trade receivables, net	57,457	59,168
Inventories	140,766	110,891
Assets held for sale	549	1,025
Other current assets	7,090	6,156

Total current assets	224,850	194,399

Property, plant and equipment, net	52,103	55,237
Intangibles, net	54,781	56,149
Goodwill	55,831	58,242
Other noncurrent assets	9,084	9,798

Total assets	$396,649	$373,825

Liabilities and stockholder’s deficit
Current liabilities:
Trade accounts payable	$42,246	$35,691
Accrued interest payable	9,427	6,021
Accrued expenses and other current liabilities	23,254	27,634
Revolving loan	64,598	40,010
Current portion of long-term debt and capital lease obligations	559	554

Total current liabilities	140,084	109,910

Deferred income taxes	11,352	11,348
Long-term debt	300,016	300,130
Accrued retirement benefits	23,209	26,108
Other liabilities	11,004	10,534

Total liabilities	485,665	458,030
Commitments and contingencies
Total stockholder’s deficit	(89,016)	(84,205)

Total liabilities and stockholder’s deficit	$396,649	$373,825

ATT Holding Co.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Thirteen week		Thirteen week
	period ended		period ended
	December 27, 2008		December 29, 2007
Net sales	$92,334	100.0%	$98,781	100.0%

Cost of goods sold	64,449	69.8%	73,407	74.3%

Gross profit	27,885	30.2%	25,374	25.7%

Selling, general and administrative expense	17,798	19.3%	21,468	21.7%
Loss on disposal of fixed assets	32	0.0%	286	0.3%
Amortization of intangible assets	305	0.3%	342	0.3%
Impairment charge	476	0.5%	—	—

Operating income	9,274	10.0%	3,278	3.3%

Interest expense	7,971	8.6%	8,506	8.6%
Other expense (income)	11,363	12.3%	(2,290)	-2.3%

Loss before income taxes	(10,060)	-10.9%	(2,938)	-3.0%

Income tax expense	178	0.2%	850	0.9%

Net loss	$(10,238)	-11.1%	$(3,788)	-3.8%

ATT Holding Co.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)

	Thirteen week	Thirteen week
	period ended	period ended
	December 27, 2008	December 29, 2007
Net loss	$(10,238)	$(3,788)

Depreciation of property, plant and equipment	3,887	3,878
Amortization of intangible assets	305	342
Interest expense	7,971	8,506
Income tax expense	178	850

EBITDA (a)	2,103	9,788

Adjustments to EBITDA
Cost savings initiatives (b)	—	(77)
One-time costs for new long handle tool distribution (c)	—	114
Equity sponsor fees and other expenses (d)	190	1,172
Impairment charges (e)	476	—
Loss on disposal of fixed assets (f)	32	286
Unrealized loss (gain) (g)	14,915	(2,329)

Adjusted EBITDA (a)	$17,716	$8,955

(a)  “EBITDA” is calculated as net loss plus income tax expense, interest expense, depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by U.S. GAAP and should not be used as an alternative to net loss as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
(b)  Represents expenses associated with non-recurring cash restructuring charges and cost savings initiatives, primarily plant closure and plant start-up costs.
(c)  Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.
(d)  Consists of management fees paid to private equity sponsor (Castle Harlan), non-cash (income) expense related to our postretirement plans and non-cash charges recorded in accordance with SFAS 13 due to the expensing of escalating rent on a straight-line basis.
(e)  Consists of an impairment charge related to property and certain equipment at a closed manufacturing facility.
(f)  Consists of losses on the disposition of property, plant and equipment.
(g)  For the period ended December 27, 2008 the loss consists primarily of an unrealized foreign currency loss on a U.S. dollar denominated intercompany note issued by a Canadian subsidiary. For the period ended December 29, 2007, the gain consists primarily of an unrealized foreign currency gain on the intercompany note mentioned above.